Exhibit 10.1

RIVERVIEW BANCORP, INC.

RIVERVIEW COMMUNITY BANK

EMPLOYMENT AGREEMENT

FOR

___________________

RIVERVIEW BANCORP, INC.
RIVERVIEW COMMUNITY BANK
EMPLOYMENT AGREEMENT
FOR
______________
This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into by and between RIVERVIEW BANCORP, INC., a registered savings and loan holding company (“Bancorp”), and RIVERVIEW COMMUNITY BANK, a federally chartered savings bank (the “Bank”), which is a wholly owned subsidiary of Bancorp, (Bancorp and Bank are collectively referred to as the “Company”), and _________ (“Executive”), and is dated December 31, 2018 (the “Effective Date”).  The Company and Executive are referred to herein individually as a “Party” and, collectively, as the “Parties.”
1.
At-Will Employment.  The Bank will commence or continue to employ Executive, subject to the terms and conditions set forth in this Agreement.  The employment is “at will.”  Notwithstanding the Employment Term set forth in this Agreement, the Company may terminate Executive’s employment at any time for any lawful reason or for no reason at all, subject to the provisions of this Agreement.

2.	Term; Extension.
(a)
Employment Term.  The term of this Agreement begins on the Effective Date and shall continue until the one (1) year anniversary thereof, unless Executive’s employment is terminated earlier pursuant to Section 6 of this Agreement.  The period during which Executive is employed by the Bank hereunder is hereinafter referred to as the “Employment Term.”  The last day of Executive’s employment with the Bank is hereinafter referred to as the “Termination Date.”

(b)
Extensions.  At any time during the Employment Term, Company’s Board of Directors (the “Board”) may elect in writing to extend the Employment Term of this Agreement on the same terms and conditions for one (1) additional year beyond the current Employment Term.  This Agreement may be extended by the Board in writing up to five (5) times in the same manner.

3.
Position.  Executive will serve as the Bank’s ____________ or such other position as the Company may designate from time to time.  Executive also agrees to serve, if elected, as an officer and/or director of the Company or any of its affiliates.  Executive will faithfully and diligently perform the duties that are normal and customary to the position, as well as those duties assigned from time to time by the Company’s Board and/or the Bank’s Chief Executive Officer (the “CEO”).  Executive’s duties and responsibilities shall be subject to change from time to time in the Board’s or the CEO’s discretion; provided, however, that the foregoing shall not vitiate or modify the application of the termination for Cause provision of Section 6(b) hereof, or Executive’s rights upon any resignation for Good Reason in Section 6(c).

4.	Obligations;
(a)
Executive shall devote Executive’s best efforts, energies, and skills to the position and shall not engage in any business, professional, or employment activity that is not on the Company’s behalf (whether or not pursued for gain or profit), except for:

(1)	Activities approved in writing in advance by the Board; and
(2)	Passive investments that do not involve Executive providing any advice or services to the businesses in which the investments are made.
(b)
The principal place of Executive’s employment shall be Company’s headquarters in the greater Vancouver, Washington metropolitan area, provided that Executive may be required to travel on Company business during the Employment Term.  Executive agrees to maintain a full-time residence in close proximity to Vancouver, Washington during the Employment Term.

(c)
Executive’s employment shall be governed by any employment policies, procedures or handbooks as may be adopted by Company and are applicable to employees (the “Company’s Employment Policies”), as they may be modified from time to time, except to the extent those Employment Policies are inconsistent with the terms of this Agreement, in which case this Agreement shall control.  The Company’s Employment Policies include, but are not limited to, the Personnel Policy Manual, the Code of Conduct, the Conflict of Interest and Whistleblower Policy, and the Technology Use Policy. In performing Executive’s duties, Executive also agrees to act in accordance with applicable state and federal laws.

(d)	The Company anticipates that Executive will be active in community associations in the Company’s market area.
5. Compensation/Benefits.
(a)
Base Salary.  For services performed under this Agreement, Executive’s annual base salary as of the Effective Date is $______ (the “Base Salary”).  The Base Salary will be paid in periodic installments in accordance with the Company’s regular payroll schedule and subject to all lawful and authorized deductions and withholdings.  Executive’s Base Salary shall be reviewed at least annually by the Board after taking into consideration the Executive’s performance individually and as part of the Company, and the Board may, but shall not be required to, increase the Base Salary during the Employment Term.

(b)
Incentive Compensation.  In addition to the Base Salary, Executive will participate in the Company’s Annual Incentive Plan and any successor incentive compensation plans, to be paid in compliance with the terms and conditions of applicable incentive compensation plans (the “Incentive Compensation”).

(c)
Other Benefits.  During the term of this Agreement, Executive shall be entitled to participate in the Company’s health and welfare, retirement and all other employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), and which other employees of the Company are generally eligible, subject to the terms of the applicable Employee Benefit

Plans. The Company reserves the right to amend or terminate any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plans and applicable law.

(d)
Reimbursable Expenses.  Executive is authorized to receive reimbursement for reasonable expenses incurred in performing Executive’s duties and in promoting the business of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time by the Company, and further provided that all such reimbursements shall comply with Section 409A of the Internal Revenue Code of 1986, as it may be amended from time to time (the “Code”).

(e)	Vacation. Executive shall be entitled to paid vacation and sick leave according to the Company’s Employment Policies.
(f)
Insurance and Indemnification.  The Company shall provide Executive (including Executive’s heirs, executors and administrators) with coverage under a standard directors’ and officers’ liability insurance policy at Company’s expense, and, with respect to any claims not covered by that policy, shall indemnify Executive (and Executive’s heirs, executors and administrators) to the fullest extent permitted under law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding brought by a third party against the Company in which Executive may be involved by reason of having been a director or officer of the Company or any of its affiliates (whether or not Executive continues to be a director or officer at the time of incurring those expenses or liabilities).  Those expenses and liabilities include, but are not limited to, court costs, attorneys’ fees and expenses, judgments and reasonable settlement costs; provided, however, Company shall not be required to reimburse Executive for any expenses and liabilities caused by Executive’s intentional or reckless violation of the Company’s Employment Policies or the law.

(g)
Withholding Taxes.  All amounts payable to Executive as compensation hereunder, including any bonuses or other monetary incentives, shall be subject to such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

6.
Termination of Employment.  Executive’s employment and this Agreement may be terminated by Company with or without cause (as defined below), by Executive with or without Good Reason (as defined below), or upon the expiration of the Employment Term in accordance with Section 2 of this Agreement.  The Party seeking to terminate employment must provide written notice of its intent to terminate, citing the specific Section of this Agreement upon which the Party is relying and the Termination Date.  Executive’s employment may also terminate due to death or disability, as defined below in Subsection 6(a).

(a)
Death or Disability.  Upon death, this Agreement automatically terminates.  Company may terminate this Agreement because of disability by delivering written notice to Executive stating the Termination Date.  Company’s decision to terminate because of disability shall be based on its good faith determination that Executive is unable as result of physical or mental illness to perform the essential functions of Executive’s position, despite reasonable accommodation, for an aggregate of ninety (90) days during any period of one hundred eighty (180) consecutive days (unless a longer period is required by law, in which case the longer period would apply).  Company’s disability determination should be based on evidence from a competent health care provider obtained with the cooperation of Executive, and should consider any reasonable accommodation that the Company may provide without undue hardship, and any other considerations required by law.

(b)	“Cause.”
(1)	Definition. Cause for termination of employment means the occurrence of any one or more of the following:
(A)	Conviction of any felony, a misdemeanor involving moral turpitude, or of any crime in connection with Executive’s duties;
(B)	Removal of Executive from office or permanent prohibition of Executive from participating in the conduct of the Company’s affairs by an order issued by a bank regulatory authority;
(C)	Conduct involving dishonesty, embezzlement, misappropriation, fraud, or a material breach of a fiduciary duty in the performance of Executive’s duties;
(D)	Participation in any incident compromising Executive’s reputation and as a consequence materially diminishing Executive’s ability to represent Company with the public;
(E)
Conduct significantly harmful to the Company, including but not limited to public disparagement of the Company or any affiliate of the Company, intentional or reckless violation of law or of any significant policy or procedure of the Company;

(F)
Willful misfeasance, gross negligence, or refusal or failure to act in accordance with any lawful and reasonable stipulation, requirement or directive of the Board or CEO. As used in this Subsection 6(b)(1)(F), the term “reasonable” means any stipulation, requirement, or directive that falls under the Board’s or CEO’s authority;

(G)	Material breach of any material obligations under this Agreement or any other written policies or rules of Company;
(H)	Sexual harassment, as defined by the Company’s Employment Policies.
(I)	Willful unauthorized disclosure of trade secrets and Confidential Information (as defined below); or
(J)	Chronic drug or alcohol abuse to an extent that materially impairs Executive’s performance of Executive’s duties.
(2)	Procedure for Termination for Cause. Termination for Cause will be automatic upon the occurrence of an incident under Subsections (6)(b)(1)(A) or (B) above.

Otherwise, the Board may not terminate Executive’s employment for Cause unless:

(A)	With respect to incidents under Subsections 6(b)(1)(C), (D), (E), (F), (G), (H), (I), or (J):
(i)	Executive is given reasonable written notice (in no event less than five (5) business days’ notice) of the Board meeting called to make that determination; and
(ii)	Executive and Executive’s legal counsel are given the opportunity to address the incident(s) at that meeting.
(B)	In addition, with respect to incidents under Subsections (1)(F) or (G) only, Executive is first given:
(i)	Written notice by the Board or CEO specifying in detail the performance issues; and
(ii)
A reasonable opportunity to cure the issues specified in the notice; provided, however, if Company reasonably expects irreparable injury from a delay in termination, Company may terminate Executive without an opportunity to cure.

(iii)	If an opportunity to cure is provided, Company’s Board shall also determine, in its sole discretion, whether Executive has in fact cured the cause and done so in a timely manner.
(3)
Procedure for Termination Without Cause.  Company may terminate Executive’s employment and this Agreement during the Employment Term without Cause by delivering at least thirty (30) days’ prior written notice stating the Termination Date.  During the period between the delivery of the notice of termination and the Termination Date, the Executive’s employment shall continue and Executive shall continue to perform Executive’s duties and cooperate in the orderly transition of Executive’s duties.  At Company’s discretion, it may pay the Executive’s then-current Base Salary for the notice period and excuse Executive from any further duties during such period.

(c)	“Good Reason.”
(1)	Definition. Subject to Subsection 6(c)(2) below, Good Reason for Executive’s resignation means any one or more of the following occurring without Executive’s consent:
(A)	A material reduction of Executive’s Base Salary;
(B)
A relocation or transfer of Executive’s principal place of employment that would require Executive to commute on a regular basis more than twenty-five (25) miles each way from the main business office of the Company as of the Effective Date; or

(C)	Any other action or inaction that constitutes a material breach of this Agreement by Company.
(2)	Procedure for Resignation for Good Reason. To resign for Good Reason, Executive must give the Company:
(A)	Written notice of the intended resignation and a detailed description of the Good Reason not more than thirty (30) days after Executive becomes aware of the initial existence of the Good Reason; and
(B)	A reasonable opportunity of at least thirty (30) days in which to cure those circumstances.
(C)
Good Reason shall not exist if Executive (a) fails to provide such notice within the thirty (30) day notice period, or (b) the Company cures the specified condition within the thirty (30) day cure period.

(d)
Resignation of All Other Positions.  Upon termination of Executive’s employment hereunder for any reason, Executive agrees to resign from all positions that Executive holds as an officer or member of a board (or a committee thereof) of Company or any of its affiliates.

7.	Separation Benefits.
(a)
Payment of Accrued Salary and Benefits.  Upon termination of Executive’s employment for any reason, Executive will receive payments for all Base Salary and benefits accrued and payable as of the date of Executive’s Termination Date, which shall be paid in accordance with applicable law.  All further compensation and benefits shall terminate as of the Termination Date, except as otherwise required by law (e.g., COBRA coverage) or as provided in Subsections 7(c), (d), or (e) below.

(b)
Termination for Cause or Without Good Reason.  If Executive’s employment is terminated upon death, the expiration of the Employment Term, by the Company for Cause, or by Executive without Good Reason, Executive will have no right to receive additional compensation past the Termination Date and will have no right to any unpaid Incentive Compensation.

(c)	Termination Without Cause or for Good Reason.
(1)
Subject to the limitations in Subsection 7(c)(3) below, if Executive’s employment is terminated by the Company without Cause or by Executive with Good Reason, the Company will pay Executive (or in the event of Executive’s subsequent death, Executive’s beneficiaries or estate) a severance benefit (the “Severance Benefit”) in an aggregate amount equal to:

(A)
Twelve (12) months of Executive’s monthly Base Salary (based on the Executive’s Base Salary as of the Termination Date), to be paid for a period of twelve months beginning on the commencement date as determined under Subsection 7(c)(3)(B) below, subject to all applicable payroll tax withholding and other deductions required by law;

(B)
Any unpaid Incentive Compensation based on the fiscal year that ended immediately before the Termination Date, to be paid on the same date and in the same manner Executive would be paid if Executive remained employed with Company, subject to all applicable payroll tax withholding and other deductions required by law; and

(C)
If Executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 or any applicable state health insurance continuation law (“COBRA”), the Company shall directly pay or reimburse Executive for the monthly COBRA premium paid by Executive for Executive and Executive’s dependents (at the same percentage as paid by the Company as of the Termination Date). Executive shall be eligible to receive such reimbursement until the earliest of: (i) the twelve (12) month anniversary of the Termination Date; (ii) the date the Executive is no longer eligible to receive COBRA continuation coverage; or (iii) the date on which Executive becomes eligible to receive substantially similar coverage from another employer or other source.  Notwithstanding the foregoing, if the Company’s payments under this Section 7(c)(1)(C) would violate the nondiscrimination rules applicable to non-grandfathered plans under the Affordable Care Act (the “ACA”), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder, the Parties agree to reform this Section 7(c)(1)(C) in a manner as is necessary to comply with the ACA.

(2)	The Parties intend the Severance Payments under this Section 7 to qualify for the exemption from Section 409A of the Code, for separation pay, pursuant to Treasury Regulations 1.409A-1(b)(9)(iii).
(3)	Severance Benefits Limitations. Payment of the Severance Benefit will be subject to the following limitations:
(A)
Release of Claims.  Executive’s receipt of the Severance Benefit is conditioned on Executive having executed a separation agreement in substantially the same form attached hereto as Exhibit A (the “Separation Agreement”) and the revocation period having expired without Executive having revoked the Separation Agreement.  Executive must execute the Separation Agreement and the revocation period must expire within sixty (60) days of the Termination Date.

(B)
Commencement of Payment.  The first payment of Severance Benefits is payable after the Separation Agreement is effective, but no later than sixty (60) days following the Termination Date; notwithstanding the foregoing to the contrary, where Executive’s Termination Date occurs after November 1 of a calendar year, assuming Company receives a fully executed Separation Agreement within sixty (60) days following the Termination Date, the first payment shall be made as soon as practicable after the beginning of the next following calendar year but in no event later than March 15 of such calendar year.

(C)
Conclusion of Payment.  Company’s obligation to pay Executive’s Severance Benefit under this Agreement shall end immediately upon Executive engaging in Prohibited Activity (as defined under Subsection 9(b)), or upon the conclusion of the twelve (12) month period, whichever occurs first.  Executive agrees to notify Company in writing immediately upon Executive’s commencement of Prohibited Activity (as defined under Subsection 9(b)). Executive understands and agrees that Executive must immediately return or repay to Company any Severance Benefit or portion thereof that was made to Executive after the time Executive engages in Prohibited Activity. The conclusion of payment for engaging in Prohibited Activity shall apply even if Executive’s noncompetition restriction does not extend beyond Executive’s Employment Term.

(D)
Compliance with Material Terms.  Receipt of the Severance Benefit is further conditioned on Executive not being in violation of any material term of this Agreement, including without limitation the restricted covenants in Section 9, or in violation of any material term of the Separation Agreement.  If Executive violates any material term of this Agreement or the Separation Agreement, the Company may immediately stop paying Severance Benefits and will have no further payment obligations.

(E)
Regulatory Limitation.  The Company shall make no payment for Severance Benefits provided for under this Agreement to the extent that the payment would be prohibited by applicable banking regulations or any regulatory order.  If the payment is prohibited, the Company shall use reasonable efforts to secure the consent of the banking regulator to make the payment in the highest amount permissible, up to the amount provided for in this Agreement.

(d)	Change in Control Benefits.
(1)
If Executive’s employment terminates under circumstances that qualify as a payment event under the Change In Control Agreement between the Company and Executive, as amended (the “CIC Agreement”), Executive will receive:

(A)	Only those payments under this Agreement that are payable under Subsection 7(a) above; and
(B)	The benefits payable in accordance with the terms and conditions of the CIC Agreement in lieu of any Severance Benefits payable under Subsection 7(c) above.
(2)
If Executive’s employment terminates under circumstances that do not qualify as a payment event under the CIC Agreement, the compensation and benefits payable to Executive upon termination of employment will be determined solely under this Section 7.

(e)	Disability.

(1)
Transition Payment.  If Executive becomes disabled as defined in Subsection 6(a) above, Executive’s employment will terminate and the Company will pay Executive, as transition pay and in lieu of the Severance Benefits, a lump sum payment equal to four (4) months of Executive’s Base salary (based on the Executive’s Base Salary as of the Termination Date) (the “Transition Payment”). The Transition Payment is subject to the limitations in Subsections 7(c)(3)(A), 7(c)(3)(D), and 7(c)(3)(E) above.

(2)
Commencement of Payment.  The Transition Payment is payable after the Separation Agreement is effective, but no later than sixty (60) days following the Termination date; notwithstanding the foregoing to the contrary, where Executive’s Termination Date occurs after November 1 of a calendar year, assuming Company receives a fully executed Separation Agreement within sixty (60) days following the Termination Date, the Transition Payment shall be made as soon as practicable after the beginning of the next following calendar year but in no event later than March 15 of such calendar year.

(3)
Transition Benefits.  If Executive becomes disabled as defined in Subsection 6(a) above, Executive’s employment will terminate and the Company will, if reasonably possible, continue Executive’s life, medical, dental, and disability coverage on the policies in existence before Executive’s termination for disability until the earliest of the

(A)	Executive’s full-time employment with another employer;
(B)	Executive’s death; or
(C)	The 12 month anniversary of the Termination Date.
8.
Cooperation Following Termination.  Executive agrees that when Executive’s employment ends, whether voluntarily or involuntarily, Executive will cooperate fully with Company in all matters relating to the completion of pending work, the orderly transfer of any such pending work to other employees, the return of all property, and in any business or legal matters in which participation is requested.   Executive further agrees to preserve the attorney-client privilege regarding any legal matters to which Executive was privy during Executive’s employment with Company.  If Company asks Executive to assist in any litigation after employment ends, Executive agrees to cooperate by assisting Company’s counsel in the preparation and execution of sworn declarations, appearing voluntarily without subpoena, and testifying truthfully in declarations, depositions, and at any arbitrations, administrative hearings or trials.  If requested by Company to provide such assistance, Executive shall be reimbursed for any reasonable out-of-pocket expenses.

9.	Restrictive Covenants.
(a)	Confidential Information.
(1)
Executive’s Obligations.  For an indefinite period, Executive shall protect and preserve as confidential all of Company’s Confidential Information (defined below in Subsection 9(a)(2)) at any time known to Executive or in Executive’s possession or control with not less than the diligence, care and effort which a prudent owner would use to protect his or her own most sensitive information.  Executive shall neither disclose to third parties, use, nor allow others to use any Confidential Information for any purpose other than for the sole benefit of Company and as specifically approved in writing in advance by Company’s Board in each instance.  Executive acknowledges and agrees that the covenants contained in this Subsection 9(a) shall supplement, rather than replace or contradict, any other rights or remedies that Company may have under applicable law.  If a dispute arises, Executive has the burden to show that information is not Company’s Confidential Information.  If anyone tries to compel Executive to disclose any of Company’s Confidential Information by subpoena or otherwise, Executive will promptly notify the Board or the CEO so that Company may take any actions it deems necessary to protect its interests.  This Subsection 9(a) shall survive the termination of this Agreement.

(2)
Definition of Confidential Information.  “Confidential Information” means information which (a) derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.  Confidential Information also includes proprietary or secret information belonging to Company that was disclosed to or known by Executive as a consequence of Executive’s employment with Company and not otherwise publicly known, whether or not received prior to the Effective Date, whether or not marked confidential or labeled as Confidential Information, and whether or not considered a trade secret under applicable law.  Confidential Information may consist of verbal, written, or electronically stored information, and may be tangible or merely remembered.

(A)
Examples of Confidential Information.  Company provides the following list of Confidential Information by way of example, but this list is not intended to be exhaustive: inventions; technical information; algorithms, designs, concepts, systems, techniques, methods, models, procedures, or processes; know-how or methodologies; manuals, contracts, or reports; purchasing or accounting information; regulatory information and communications related thereto; financial history or projections; legal affairs; formulae; compositions; software or computer programs; research projects; business modes and information; the identity of all vendors, vendor lists, and vendor contact information; the identity of customers, customer lists, and customer contact information; pricing data; financial data; sources of supply; marketing plans and/or strategies, including price strategies, marketing, sales, technology, research and development, production, or merchandising systems or plans; and information pertaining to any aspect of any activity or business of Company or its vendors, suppliers, distributors or customers, including information entrusted to Company by third parties (including vendors, customers and prospective vendors or customers), or any trade secrets, proprietary or confidential matter of Company or of such third parties.

(B)
Excluded Confidential Information.  Confidential Information does not include information that Executive can prove (a) was known by or in the possession of Executive prior to employment with Company through means other than as a result of past relationships or business dealings between Executive and Company or its vendors, suppliers or customers; (b) consists in whole or in part of any Prior Intellectual Property (defined below in Section 10); or (c) is known to or readily discoverable by others not under an obligation of confidentiality.

(C)
DTSA Disclosure.  Pursuant to the Defend Trade Secrets Act of 2016, Executive will not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, if Executive files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(b)
Noncompetition.  Executive acknowledges and agrees that due to Executive’s position and responsibilities with the Company, Executive will have access to trade secrets and Confidential Information.  Because of the Company’s protectable interest, and the good and valuable consideration offered to Executive during the Employment Term, for the Employment Term, and for a period of one (1) year following the Termination Date (unless Company terminates Executive without Cause (as defined in Subsection 6(b)(1)), Executive resigns for Good Reason (as defined in Subsection 6(c)(1)), or Company terminates Executive because of disability (as defined under Subsection 6(a)), Executive agrees and covenants not to, directly or indirectly, engage in any “Prohibited Activity” in any city, town, or county in which the Company or Company’s affiliates have an office or branch or has filed an application for regulatory approval to establish an office or branch.  For the sake of clarity, this noncompetition restriction shall not extend beyond Executive’s Employment Term if Executive’s employment is terminated by Company without Cause (as defined under Subsection 6(b)(1), Executive Resigns for Good Reason (as defined under Subsection 6(c)(1), or Company terminates Executive because of disability (as defined under Subsection 6(a)).  Prohibited Activity is defined as an activity Executive engages in or which Executive contributes Executive’s knowledge, directly or indirectly, in whole or in part, as an employee, employer, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity, in the same or similar business of Company, including, without limitation, the business of providing depository or lending services.  Prohibited Activity also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information, or Confidential Information.  Nothing herein shall prohibit Executive from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that Executive is not a controlling person of, or a member of a group that controls, such corporation.  Provided Executive’s Termination Date occurs during the term of this Agreement, including any extension, this Subsection 9(b) shall survive the termination of this Agreement.

(c)	Nonsolicitation.
(1)
During the Employment Term and for a twelve (12) month period following the Termination Date, whether terminated for any reason whatsoever, by Executive or Company, Executive will not, directly or indirectly, solicit, call on, induce or encourage Customers or Business Partners (defined below) to terminate or limit their relationship with Company or to send their business elsewhere or assist any person, group or entity in doing so or attempting to do so.  This Subsection 9(c) shall survive the termination of this Agreement.

(2)	“Customers” are:
(A)	All customers serviced by the Company or any of the Company’s affiliates at any time within 12 months before the Termination Date;
(B)
All customers and potential customers whom the Company or the Company’s affiliates, with the knowledge or participation of Executive, actively solicited at any time during the 12 months before the Termination Date; and

(C)	All successors, owners, directors, partners and management personnel of the Customers described in Subsection (A) or (B) above.
(3)
“Business Partners” are suppliers, vendors, investors, financial institutions, and other persons and entities with whom Company currently conducts or has conducted business during the 12 months before the Termination Date.

(d)
Nonraiding of Employees.  Executive recognizes that the workforce of the Company and its affiliates are a vital part of the Company’s business.  Therefore, Executive agrees that during the Employment Term and for a twelve (12) month period following the Termination Date, whether terminated for any reason whatsoever, by Executive or Company, Executive will not directly or indirectly recruit or solicit any Company Employee to: (i) breach or modify any provision of such employee’s employment agreement with Company; (ii) reduce or change the quality or quantity or availability of such employee’s services to Company; or (iii) terminate such employee’s employment with Company or any Company Party.  Executive also agrees not to disclose or identify any Company employee as a potential candidate to a third party; however, this does not restrict general solicitations, such as help-wanted ads or job postings, so long as those solicitations are not specifically directed to individuals who are known to be currently employed by Company.  For purposes of this Subsection, “Company Employees” means all employees working for the Company as of the Termination date.  This Subsection 9(d) shall survive the termination of this Agreement.

(e)
Injunctive Relief.  Executive acknowledges that it is impossible to measure in money the damages that the Company will incur if Executive fails to observe the covenants in this Section 9 (the “Restrictive Covenants”) and, therefore, Executive agrees that:

(1)
The Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining Executive from committing any breach or threatened breach of the Restrictive Covenants;

(2)	If the Company is required to post a bond in order to secure an injunction or other equitable remedy, that bond shall be no more than a nominal amount;
(3)	Executive waives any claim or defense that an adequate remedy at law is available to the Company; and
(4)	These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.
(f)	Reasonableness. The parties agree that:
(1)	This Agreement in its entirety, and in particular the Restrictive Covenants, is reasonable both as to time and scope;
(2)	The Restrictive Covenants are necessary for the protection of the Company’s business and goodwill;
(3)	The Restrictive Covenants are not any greater than are reasonably necessary to secure the Company’s business and goodwill;
(4)
The degree of injury to the public due to the loss of the service and skill of Executive or the restrictions placed upon Executive’s opportunity to make a living with Executive’s skills upon enforcement of those covenants, does not and will not warrant non-enforcement of those restraints; and

(5)
If the scope of the Restrictive Covenants is adjudged too broad to be capable of enforcement, then the parties authorize that court or arbitrator to narrow the Restrictive Covenants so as to make them capable of enforcement, given all relevant circumstances, and to enforce them to the fullest extent allowed.

10.	Protection of Intellectual Property.
(a)
Company’s Ownership.  Company owns all Inventions and Works (as defined below in Subsection 10(b)) that Executive makes, conceives, develops, discovers, reduces to practice or fixes in a tangible medium of expression, alone or with others, either (a) during Executive’s employment by Company (including the Employment Term and past employment, and whether or not during working hours), or (b) within one (1) year after the Termination Date in each case, if the Invention or Works results from any work Executive performed for Company or involves the use or assistance of Company’s facilities, equipment, materials, personnel or Confidential Information.  If Executive has any pre-existing Invention or Work that Executive requests to exclude from Company ownership (“Prior Intellectual Property”), Executive shall make full written disclosure to Company by submitting an attachment to this Agreement listing the Prior Intellectual Property (the “Prior Intellectual Property Disclosure”).  If Executive does not attach a Prior Intellectual Property Disclosure to this Agreement, Executive represents and warrants that Executive owns no Prior Intellectual Property that Executive requests to exclude from Company ownership.

(b)
Definitions of Invention and Works.  “Inventions” means discoveries, developments, concepts, ideas, improvements to existing technology, processes, procedures, machines, products, compositions of matter, trade secrets, formulas, algorithms, computer programs and techniques, custom software, and all other matters ordinarily intended by the word “invention,” whether or not patentable or copyrightable.  “Inventions” also includes all records and expressions of those matters. “Works” means original works of authorship, including interim work product, modifications and derivative works, and all similar matters, whether or not copyrightable.

(c)
Disclosure and Assignment.  Executive will promptly disclose to Company, will hold in trust for Company’s sole benefit, will assign to Company, and hereby does assign to Company all Inventions and Works described in Subsections 10(a) and 10(b), including all copyrights, patent rights, and trade secret rights, vested and contingent, except those pre-existing Inventions identified on the Prior Intellectual Property Disclosure.  To the extent that such Inventions and Works may be considered “works made for hire” under the copyright act, they are hereby agreed to be works made for hire; otherwise, Executive hereby irrevocably assigns and conveys all such rights, title and interest to Company, subject to no liens, claims or reserved rights.  Executive will waive and hereby does waive any moral rights Executive has or may have in the Inventions and Works described in Subsections 10(a) and 10(b).  Executive further agrees that if the foregoing waiver is not effective, Executive agrees not to assert any such moral rights.  To the extent that Executive cannot assign the rights contemplated in Subsections 10(a) and 10(b), including moral rights, Executive hereby grants to Company a fully-paid, royalty free, worldwide, perpetual, exclusive license to use, create and own derivative works of and otherwise exploit such rights.  At Company’s direction and expense, Executive will execute all documents and take all actions necessary or convenient for Company to document, obtain, maintain or assign its rights to these Inventions and Works.  Company shall have full control over all applications for patents or other legal protection of these Inventions and Works.

(d)
Disclaimer Regarding Inventions Developed Entirely on Executive’s Own Time.  Pursuant to RCW 49.44.140(3), Subsection 10(c) of this Agreement regarding the assignment of certain inventions to Company does not apply to an Invention for which no equipment, supplies, facilities, or trade secret information of Company was used and which was developed entirely on Executive's own time, unless (a) the Invention relates (i) directly to Company’s business, or (ii) to Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Executive for Company.

11.
Non-Disparagement.  Executive agrees and covenants that Executive will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its affiliates, or any of its employees, officers, investors, known customers, or other associated third parties.  Provided, however, that nothing in this Agreement shall preclude Executive from making truthful statements that are required by applicable law, regulation, or legal process.

12.
Return of Company Property.  Executive will safeguard and return to Company when Executive’s employment ends, or sooner if Company requests, all documents and property in Executive’s care, custody or control relating to Executive’s employment or Company’s business and customers (including but not limited to Confidential Information (defined above), keys, pass cards, identification cards ), or any reproductions thereof, whether such information is reduced to writing, existing in hard copies or electronic form, and whether residing on Company’s computers, Executive’s own personal computer, laptop, tablet, or mobile device, or other electronic media used for Company business.  After employment ends, or sooner if Company requests, Executive must disclose all computer user identifications and passwords used by Executive in the course of employment or necessary for accessing information on the Company’s computer system, and Executive will not retain copies of any Confidential Information or other materials belonging to Company unless expressly authorized in writing by Company.  The obligations in this Section include the return of documents and other materials that may be in Executive’s desk at work, Executive’s car or place of residence, or in any other location under Executive’s control.

13.	Dispute Resolution.
(a)	Arbitration.
(1)
The parties agree to submit any dispute arising under this Agreement or Executive’s employment with Company, regardless of the nature of the dispute or the legal concepts involved, to final, binding, and private arbitration. Disputes subject to arbitration include not only disputes involving the negotiation, meaning, or performance of this Agreement, but also claims Executive may have against Company, Company’s affiliates, or against any of their officers, directors, supervisors, managers, employees or agents for violation of any federal, state, or local statute arising out of Executive’s employment relationship with Company.  Executive and Company intend and agree that class action and representative action procedures are hereby waived and shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement.  The Parties also agree that the following claims are not subject to arbitration: (a) claims that cannot be subject to arbitration as a matter of law; (b) claims for workers’ compensation or unemployment compensation; and (c) claims under an Employee Benefit Plan that specifies a different procedure.

(2)
All claims subject to arbitration shall be settled by final and binding arbitration in accordance with the employment dispute resolution rules of the American Arbitration Association (“AAA”) in effect at the time the demand for arbitration is made (“Rules and Procedures”), which are available online at https://www.adr.org/sites/default/files/Employment%20Rules.pdf. Accordingly, the Parties are not permitted to pursue court action regarding claims that are subject to arbitration.  Such arbitration shall be filed with the AAA and shall be heard before a single neutral arbitrator who is experienced in employment law, who shall be selected as provided in AAA’s Rules and Procedures.  The aggrieved Party must file the arbitration complaint with AAA and provide all other parties against whom or which a claim is brought written notice no later than the expiration of the statute of limitations that the law prescribes for the claim.  Otherwise, the claim shall be deemed waived.  The arbitration complaint and written notice must identify and describe all claims, the facts upon which such claims are based, and the relief or remedy sought.  Any arbitration shall be heard in Vancouver, Washington; provided, however, if arbitration in Vancouver, Washington is impractical because Executive’s employment for Company is located more than 100 miles from Vancouver, Washington, the arbitration may be held in the county and state where Executive last worked during Executive’s employment for Company.

(3)
Company shall be responsible for the arbitrator’s fees and expenses in excess of any reasonable filing fee with the AAA; provided, however, each party shall pay its own costs and attorneys’ fees, if any.  The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based.  The arbitrator’s decision shall be final, binding and conclusive upon the Parties.  Suit may be brought to compel arbitration or to enforce any arbitration award in a court of competent jurisdiction.

(4)
Neither this agreement to arbitrate nor any demand for arbitration shall waive or otherwise affect Company’s right to obtain any provisional remedy, including, without limitation, injunctive relief for unfair competition, the use or unauthorized disclosure or misappropriation of trade secrets, the disclosure of any other Confidential Information or the violation of the confidentiality or other provisions of Section 9 of this Agreement.  This Agreement also does not prohibit Executive from filing an administrative charge or complaint with any governmental agency.

14.	Miscellaneous.
(a)
Notices.  Any notice to be delivered under this Agreement shall be given in writing and shall be deemed delivered three days after mailing by certified mail, postage prepaid, addressed to the Company’s Chair of the Board or to Executive at Executive’s last known address on the record of the Company.  Either party may designate an address for notices by written notice to the other.

(b)
Governing Law; Venue & Jurisdiction.  Executive acknowledges that Company maintains its headquarters in Vancouver, Washington.  The Parties therefore agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to the rules governing the conflicts of laws, and without the aid of any canon, custom, or rule of law requiring construction against the drafter, and regardless of whether a party changes domicile or residence.  Executive hereby waives the right to argue to the contrary.  In the event such election is invalid, then the court shall apply the law of the state or states in which Executive performs services for Company.  Executive consents to the exercise of personal jurisdiction by a court of competent jurisdiction in the State of Washington and agrees that venue for any action not subject to arbitration shall be in Clark County, Washington, and hereby waives the right to argue to the contrary.

(c)	Amendment/Waiver.
(1)
This Agreement may not be amended, released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed by each of the Parties hereto; provided, however, the Board may extend the Employment Term of this Agreement in writing without the signature of Executive as provided under Section 2.

(2)
The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of any Party to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(d)
Severability.  If any provision of this Agreement is held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.  If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.  The unenforceability of any provision in this Agreement in any jurisdiction shall not affect the enforceability of any provision of this Agreement in any other jurisdiction.

(e)
Entire Agreement.  This Agreement represents the entire agreement between the Parties regarding the matters addressed in this Agreement and together with the Company’s Employment Policies governs the terms of Executive’s employment.  Where there is a conflict between this Agreement and the Company’s Employment Policies, the terms of this Agreement shall govern. This Agreement supersedes any other prior oral or written employment agreements between the Parties. This Agreement does not supersede any incentive compensation agreement (including stock option or other equity incentive agreement agreements) and/or the Change in Control Agreement entered into separately by the parties to this Agreement.

(f)
Code Section 409A Compliance.  For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”).  The Parties intend that this Agreement, to the extent possible, will be administered in accordance with Section 409A and the Treasury Regulations and other applicable regulatory guidance issued thereunder, and will be interpreted in a manner so that no payments made to Executive under this Agreement constitute a deferral of compensation or, if so, will constitute a deferral for which the payment and other terms are compliant with Section 409A so as to avoid imposition of any additional tax to Executive under Section 409A.  Company makes no representation or warranty as to compliance with Section 409A and shall have no liability to the Executive or any other person for any adverse consequences arising under Section 409A.  Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Executive’s termination of employment constitute deferred compensation subject to Section 409A, and Executive is deemed at the time of such termination of employment to be a “specified Executive” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the 6-month period measured from Executive’s separation from service from Company or (ii) the date of Executive’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive including, without limitation, the additional tax for which Executive would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral.  The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Executive’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule.  Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

(g)	Assignment; Death; Binding Effect.
(1)
Executive shall not assign or transfer any of Executive’s rights under this Agreement, wholly or partially, to any other person or to delegate the performance of the Executive’s duties under the terms of this Agreement.

(2)
Upon Executive’s death, no death benefit is payable under this Agreement other than benefits that were already in pay status at the date of death.  Executive’s rights under this Agreement with respect to any benefits earned before the date of death shall inure to Executive’s heirs, executors, administrators or personal representatives.

(3)
The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of the Company, regardless of the manner in which the successors or assigns succeed to the interests or assets of the Company.  This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company, by any merger, consolidation or acquisition where the Company is not the surviving corporation, by any transfer of all or substantially all of the Company’s assets, or by any other change in the Company’s structure or the manner in which the Company’s business or assets are held.  Executive’s employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving entity or the entity to which the assets are transferred.

(h)
Survival.  If any benefits provided to Executive under this Agreement are still owed, or claims under the Agreement are still pending at the time of the Termination Date, this Agreement shall continue in force with respect to those obligations or claims, until those benefits are paid in full or those claims are resolved in full.  The covenants in Section 8, Section 9, and Section 10, and the dispute resolution provisions in Section 13 of this Agreement shall survive the termination of this Agreement and shall be enforceable regardless of any claim the Parties may have against one another; provided, however, Subsection 9(b) shall not survive this Agreement if Executive’s Termination Date occurs after the term of this Agreement, including any extension, expires.

(i)	Board’s Authority.
(1)
The Board has the authority to interpret and construe the provisions of this Agreement, including the attached Separation Agreement.  However, with respect to any decision of the Board regarding Executive’s benefits under this Agreement or the attached Separation Agreement (including eligibility for benefits, the calculation of benefits or the forfeiture of benefits), the burden of proof shall be on the Board and that decision shall be:

(A)	Subject to the duty of good faith and fair dealing;

(B)	Supported by a preponderance of the evidence; and

(C)	Made by the affirmative vote of at least three fourths of the Board.
(2)	An arbitrator or a court reviewing such a decision by the Board shall make its own independent decision and not grant deference to the Board’s decision.
(j)	Actions by Banking Regulatory Authorities.
(1)
If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (the “FDIA”), 12 U.S.C. § 1818(e)(3) and (g)(1), the Company’s obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Company may in its discretion:

(A)	Pay Executive all or part of the payments under this Agreement that were withheld while its obligations under this Agreement were suspended; and/or
(B)	Reinstate in whole or in part any of its obligations which were suspended.
(2)
If Executive is removed and/or permanently prohibited from participating in the conduct of the Company’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(4) and (g)(1), Executive shall be terminated for Cause as of the effective date of the order.

(3)	If the Company is in default (as defined in Section 3(x)(1) of the FDIA, 12 U.S.C. § 1813(x)(1)), all further obligations under this Agreement shall terminate as of the date of default.
(4)	This Agreement may be terminated entirely or suspended for a period of time by the applicable banking regulatory authority, or as otherwise required by law, if:
(A)
The Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) of the FDIA, 12 U.S.C. § 1823(c);

(B)	The applicable banking regulatory authority approves a supervisory merger to resolve problems related to the operation of the Company; or
(C)	The applicable banking regulatory authority determines the Company is in an unsafe or unsound condition.
(5)
The Severance Benefit and the indemnification rights granted under Section 5(f) are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and FDIC regulation 12 C.F.R. Part 359, “Golden Parachute and Indemnification Payments.”

(k)
Attorneys’ Fees and Costs.  In any dispute arising out of or relating to this Agreement, including in compelling arbitration, or enforcing or collecting an arbitration award, the prevailing party shall be entitled to recover from the non-prevailing party its own reasonable attorneys’ fees, filing and services fees, witness fees, arbitrator’s fees, and any other reasonably incurred expenses and costs, to the extent not expressly prohibited by applicable law.

(l)	Headings, Captions. The headings and captions used in this Agreement are for convenience only and shall not affect the meaning or interpretation of the Agreement.
(m)
Counterparts.  For the convenience of the Parties, this Agreement may be executed by facsimile and in any number of counterparts, all of which when taken together shall constitute one and the same Agreement.

15.
Advice of Counsel.  Executive acknowledges that Executive has had adequate time to consult legal counsel and financial advisors before signing this Agreement.  Executive understands that Company makes no representations as to the tax consequences of any payments under this Agreement.  Both Parties have participated and had an equal opportunity to participate in the drafting of this Agreement.  No ambiguity shall be construed against any Party upon a claim that such party drafted the ambiguous language.

[Signature page to follow]

EXECUTIVE:

___________________________________________________

_______________

Date:_______________________________________________

RIVERVIEW COMMUNITY BANK	RIVERVIEW BANCORP, INC.

By: ________________________________________________	By: ________________________________________________

Title: _______________________________________________	Title: _______________________________________________

Date:_______________________________________________	Date:_______________________________________________

Exhibit A
EMPLOYMENT SEPARATION AGREEMENT AND RELEASE OF CLAIMS
This is a confidential separation agreement (this “Separation Agreement”) between you, ____________, and us, Riverview Community Bank (the “Bank”) and Riverview Bancorp, Inc. (“Bancorp”) (Bancorp and the Bank are collectively referred to as “Riverview”). This Separation Agreement is dated for reference purposes ____________, 20____, which is the date we delivered this Separation Agreement to you for your consideration.
1.	Termination of Employment. Your employment terminates (or was terminated) on ____________, 20____ (the “Separation Date”).
2.
Payments.  In exchange for your agreeing to the release of claims and other terms in this Separation Agreement, we will pay you the Severance Benefit specified in Section 7 of the Employment Agreement between you and Riverview dated ____________ (the “Employment Agreement”), which is incorporated herein by reference.  You acknowledge that we are not obligated to make these payments to you unless you enter this Separation Agreement, comply with the Restrictive Covenants in Section 9 of the Employment Agreement, and otherwise comply and continue to comply with the material terms of the Employment Agreement and of this Separation Agreement.

3.
COBRA Continuation Coverage.  Your normal employee participation in Riverview’s group health coverage will terminate on the Separation Date or, if provided under the group health plan, the last day of the month in which the Separation Date occurs.  Continuation of group health coverage thereafter will be made available to you and your dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or any applicable state health insurance continuation law (collectively, “COBRA”).  You understand and agree that your right to benefits under Riverview’s health and welfare benefit program, if any, shall be limited to those set forth under COBRA and continuation of group health coverage after the Separation Date is entirely at your expense, as provided under COBRA, unless Section 7 of the Employment Agreement provides otherwise.

4.
Full Payment and Entitlement to Leave.  You acknowledge having received full payment of all compensation of any kind (including but not limited to wages, salary, bonuses, paid time off, sick leave, reimbursable expenses, and incentive compensation) that you earned as a result of your employment by us and that was owing to you as of the Separation Date.  Any and all agreements to pay you bonuses or other incentive compensation are terminated.  You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation, except the payments as described in Section 2 of this Agreement (above).  You also acknowledge you have taken and have not been deprived of any leave to which you were legally entitled prior to the Separation date.

5.	Release of Claims.
(a)	You hereby release:
(1)	Riverview and its parent companies, divisions, subsidiaries, and affiliates, and each of their benefit plans (each, including Riverview, a “Riverview Affiliate”);

(2)	Each of the Riverview Affiliates’ past and present shareholders, executives, directors, members, officers, agents, employees, representatives, administrators, fiduciaries and attorneys; and
(3)
The predecessors, successors, transferees and assigns of each of such persons and entities, from any and all claims of any kind, known or unknown, that arose on or before the date you signed this Separation Agreement.

(b)
The claims you are releasing include, without limitation, wrongful termination, constructive discharge, breach of contract, violations arising under federal, state or local laws or ordinances prohibiting discrimination or harassment on the basis of age, race, color, national origin, religion, sex, gender, disability, marital status, sexual orientation or any other protected status, failure to accommodate a disability or religious practice, violation of public policy, retaliation, failure to hire, wage and hour violations, including overtime claims, tortious interference with contract or expectancy, fraud or negligent misrepresentation, breach of privacy, defamation, intentional or negligent infliction of emotional distress, unfair labor practices, breach of a right to stock or stock options or other equity interests, attorneys’ fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to your Employment Agreement and your employment relationship with us.

(c)
You specifically waive any rights or claims that you may have under Title 49 of the Revised Code of Washington, the Civil Rights Act of 1964 (including Title VII of that Act), the Civil Rights Act of 1991, the Rehabiliation Act of 1973, the Age Discrimination in Employment Act of 1967 (ADEA), the Older Workers Benefit Protection Act (OWBPA), the Americans with Disabilities Act of 1990 (ADA), the Equal Pay Act of 1963 (EPA), the Genetic Information Nondiscrimination Act of 2008 (GINA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Occupational Safety and Health Act (OSHA), the Sarbanes-Oxley Act of 2002, the Fair Credit Reporting Act (FCRA), the Uniformed Services Employment and Reemployment Rights Act of 1994, the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), the Washington Law Against Discrimination (WLAD), the Washington Industrial Welfare Act, the Washington Family Leave Act, the Washington Minimum Wage Act, the Washington Wage Payment Act, the Washington Rebate Act and all similar federal, state and local laws.  The aforementioned claims are examples, not a complete list, of the released claims.  It is the Parties’ intent that you release any and all claims arising from or related to your employment, your contract of employment, and separation of employment, of whatever kind or nature, known or unknown, to the greatest degree allowed by law, against us, which arose or occurred on or before the date you sign this Separation Agreement.

(d)
You agree not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims you are releasing in this Separation Agreement, either through any complaint to any governmental agency or otherwise, whether individually or through a class action.  You agree never to start or participate as a plaintiff in any lawsuit or arbitration asserting any of the claims you are releasing in this Separation Agreement.  You represent and warrant that you have not initiated any complaint, charge, lawsuit or arbitration involving any of the claims you are releasing in this Separation Agreement.

(e)	Should you apply for future employment with a Riverview Affiliate, the Riverview Affiliate has no obligation to consider you for future employment.
(f)
You represent and warrant that you have all necessary authority to enter into this Separation Agreement (including, if you are married, on behalf of your marital community) and that you have not transferred any interest in any claims to your spouse or to any third party.

(g)
This Separation Agreement does not affect your rights arising under any of Riverview’s benefit plans through the Separation Date or afterwards under the terms of those plans to receive pension plan benefits, medical plan benefits, unemployment compensation benefits or workers’ compensation benefits.

(h)
This Separation Agreement also does not affect your rights under agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended or held harmless in connection with claims that may be asserted against you by third parties.

(i)
This Separation Agreement also does not affect your rights to file a charge or complaint with or participate in an investigation by the Equal Employment Opportunity Commission or other government agency.  But, you give up any right to recover or receive any personal relief or benefit from any such charge, complaint, or investigation, or from any lawsuit or administrative action filed by any government agency which is the result of any such charge, complaint, or participation by you.  Personal relief or benefit includes attorneys’ fees, monetary damages, and reinstatement.  Nothing in this Agreement is intended to prevent you from reporting potential violations of the law, cooperating or participating in any investigation by the Equal Employment Opportunity Commission, SEC, or other government agency concerning any Riverview Affiliate, or from testifying truthfully in any legal proceeding resulting from any government agency’s enforcement actions.

(j)
You understand that you are releasing potentially unknown claims, and that you have limited knowledge with respect to some of the claims being released.  You acknowledge that there is a risk that, after signing this Separation Agreement, you may learn information that might have affected your decision to enter into this Separation Agreement.  You assume this risk and all other risks of any mistake in entering into this Separation Agreement.

(k)	You agree that this release is fairly and knowingly made.
6.	No Admission of Liability. Neither this Separation Agreement nor the payments made under this Separation Agreement are an admission of liability or wrongdoing by any Riverview Affiliate.
7.
Riverview Materials.  You represent and warrant that you have, or no later than the Separation Date will have, returned all keys, credit cards, documents, Confidential Information (as defined in Section 9 of the Employment Agreement), and other materials that belong to us, and disclosed all computer user identifications and passwords used by you in the course of your employment or necessary for accessing information on our computer system, in accordance with Section 12 of the Employment Agreement, which is incorporated herein by reference.

8.
Nondisclosure.  You will comply with the covenant regarding confidential information in Section 9(a) of the Employment Agreement, which covenant is incorporated herein by reference.  You also agree to keep the terms of this Separation Agreement in strict confidence and not to disclose the same to any other person or entity except as may be required by law. Except for litigation arising out of the breach of or attempt to enforce this Separation Agreement, this Separation Agreement shall not be admissible as evidence in any legal proceeding.

9.
Non-Disparagement and Non-Incitement.  You agree not to make, publish, or communicate (or causing others to make, publish, or communicate) any public or private disparaging statements concerning any Riverview Affiliate or their current or former officers, directors, members, shareholders, employees, agents, customers, suppliers, or investors, including without limitation statements made to employees of any Riverview Affiliate or statements made on internet blogs, social media sites, and review sites; provided, however, that nothing in this Separation Agreement shall preclude you from making truthful statements that are required by applicable law, regulation, or legal process.  You may not disparage any Riverview Affiliate or its business or products, and may not encourage any third parties to sue a Riverview Affiliate.

10.
Cooperation Regarding Other Claims.  If any claim is asserted by or against a Riverview Affiliate as to which you have relevant knowledge, you will reasonably cooperate with us in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by us.

11.
Noncompetition; Nonsolicitation; No Interference.  You will comply with Section 9(b), 9(c) and 9(d) of the Employment Agreement, incorporated herein by reference, and Riverview will have the right to enforce those provisions under the terms of Section 9(e) of the Employment Agreement, incorporated herein by reference.  Following the expiration of the covenants referenced in the preceding sentence, you will not, apart from good faith competition, interfere with any Riverview Affiliate’s relationships with customers, employees, vendors, or others.

12.
Liquidated Damages.  Any breach by you of provisions set out in Sections 7 through 11 above shall be a material breach of this Separation Agreement for which we agree that Riverview or one of its affiliates would suffer irreparable harm and damage to its reputation, and for which liquidated damages in the amount of the Severance Benefit specified in Section 7 of the Employment Agreement or actual damages, whichever is greater, shall be assessed. The foregoing shall not be interpreted to preclude any additional remedy available to Riverview at law or in equity, including but not limited to injunctive relief.

13.	Independent Legal Counsel. You are advised and encouraged to consult with an attorney before signing this Separation Agreement. You acknowledge that you have had an adequate opportunity to do so.
14.
Consideration Period.  You have 21 days from the date this Separation Agreement is given to you to consider this Separation Agreement before signing it.  You may use as much or as little of this 21-day period as you wish before signing.  If you do not sign and return this Separation Agreement within this 21-day period, you will not be eligible to receive the benefits described in this Separation Agreement.

15.
Revocation Period and Effective Date.  You have 7 calendar days after signing this Separation Agreement to revoke it.  To revoke this Separation Agreement after signing it, you must deliver a written notice of revocation to Riverview’s Chief Executive Officer or the Chairman of the Board before the 7-day period expires.  This Separation Agreement shall not become effective until the

8th calendar day after you sign it (the “Effective Date”).  If you revoke this Separation Agreement, it will not become effective or enforceable, and you will not be entitled to the benefits described in this Separation Agreement.

16.
Knowing and Voluntary Waivers under the ADEA.  You acknowledges that you understand this is a full release of all existing claims whether currently known or unknown including, but not limited to, claims for age discrimination under the Age Discrimination in Employment Act.  You agree and acknowledges that you have read and understood this Separation Agreement, and that you have consulted with an attorney regarding the meaning and application of this Separation Agreement, or, if you have not consulted with an attorney, you have been advised to do so and have had ample opportunity to do so.  You enter into this Separation Agreement knowingly, voluntarily, free from duress, and as a result of your own free will and with the intention to waive, settle, and release all claims you have or may have against each Riverview Affiliate.

17.	Governing Law. This Separation Agreement is governed by the laws of the State of Washington that apply to contracts executed and to be performed entirely within the State of Washington.
18.
Dispute Resolution.  Any dispute arising under this Agreement shall be subject to arbitration in accordance with Section 13 of the Employment Agreement, which Sections are specifically incorporated by reference, in their entirety, in this Agreement.

19.
Saving Provision.  If any part of this Separation Agreement is held to be unenforceable, it shall not affect any other part, except if the release in Section 5 is determined to be invalid or unenforceable, this Separation Agreement shall be voidable by Riverview for a period of sixty (60) days following receipt of written notice of the invalidity or unenforceability.

20.
Final and Complete Agreement.  Except for the Employment Agreement and/or the Change in Control Agreement, which are expressly incorporated herein by reference, this Separation Agreement is the final and complete expression of all agreements between us on all subjects related to your employment or its termination and supersedes and replaces all prior discussions, representations, agreements, policies and practices.  You acknowledge you are not signing this Separation Agreement relying on anything not set out herein.

21.
Miscellaneous.  This Separation Agreement may be signed in counterparts, both of which shall be deemed an original, but both of which, taken together shall constitute the same instrument.  A signature made on a faxed or electronically mailed copy of the Separation Agreement or a signature transmitted by facsimile or electronic shall have the same effect as the original signature.  The Section headings used in this Separation Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.  This Separation Agreement was the result of the negotiations between the parties.  In the event of vagueness, ambiguity or uncertainty, the Separation Agreement shall not be construed against the party preparing it, but shall be construed as if both parties prepared it jointly.  If you or Riverview fails to enforce this Separation Agreement or to insist on performance of any term, that failure does not mean a waiver of that term or of the Separation Agreement.  This Separation Agreement remains in full force and effect anyway.

[Signature page to follow]

Riverview Community Bank
By:  ___________________________________
Title: __________________________________
Date:  __________________________________

Riverview Bancorp, Inc.
By:  ___________________________________
Title: __________________________________
Date:  __________________________________

I, the undersigned, having been advised to consult with an attorney, hereby agree to be bound by this Separation Agreement and confirm that I have read and understood each part of it.

_____________________________________________

_____________________________________________
Printed Name

_____________________________________________
Date